Exhibit (c)(4)

Preliminary Discussion Materials, dated March 2, 2010,
provided to the Special Committee by Houlihan Lokey



Sport Supply Group, Inc.

March 2, 2010

Preliminary Discussion Materials

Confidential

HOULIHAN LOKEY

www.HL.com U.S. 800.788.5300 Europe +44.20.7839.3355 China +86.10.8588.2300 Hong Kong +852.3551.2300 Japan +81.3.4577.6000

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Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Sport Supply Group, Inc. ("SSG" or the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee.

The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

Disclaimer

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey that would be material to our analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory services to clients. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the materials. Houlihan Lokey's or its affiliates' proprietary interests may conflict with the Company's interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise companies mentioned in the materials.

Table of Contents

	Tab
Trading Data	1
Financial Data	2
Illustrative Sensitivity Analysis	3
Appendix	

Trading Data

1-Year Stock Trading History

1-Year Common Stock Price & Volume History



Closing Stock Price (US $)
Daily Volume (millions)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
5/12/09 – SSG reports Q3 EPS of $0.27 per share.
6/30/09 – SSG acquires team sports division of Gus Doerner Sports.
8/27/09 – SSG reports record Q4 EPS of $0.18 per share; record FY09 EPS of $0.86 per share.
2/3/10 – SSG reports Q2 EPS of $0.07 per share.
7/30/09 – SSG acquires team sports assets of Har-Bell Athletic Goods.
11/4/09 – SSG announces record Q1 EPS of $0.37 per share; sales growth of 5.3%.
6/24/09 – SSG acquires assets of Webster's Team Sports.
03/01/09
03/31/09
04/30/09
05/30/09
06/29/09
07/29/09
08/28/09
09/27/09
10/27/09
11/26/09
12/26/09
01/25/10
02/24/10
Daily Volume (000s)
Closing Stock Price (US $)

Source: Capital IQ.

5-Year Stock Trading History

5-Year Common Stock Price & Volume History


Closing Stock Price (US $)
Daily Volume (millions)
Five-Year Closing High: $12.93
Five-Year Closing Low: $4.70
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
3.0
2.5
2.0
1.5
1.0
0.5
0.0
03/02/05
05/31/05
08/29/05
11/27/05
02/25/06
05/26/06
08/24/06
11/22/06
02/20/07
05/21/07
08/19/07
11/17/07
02/15/08
05/15/08
08/13/08
11/11/08
02/09/09
05/10/09
08/08/09
11/06/09
02/04/10
Daily Volume (000s)
Closing Stock Price (US $)

Source: Capital IQ.

Trading Snapshot

SSG Trading Indications

(figures in millions, except per share and daily trading data)

Trading Snapshot

Stock Price as of 3/1/2010	$12.25	90-day Average Daily Trading Volume	33,174
52-week High	$12.91	90-day Average Daily Trading Value	$380,281
52-week Low	$4.53	Analyst Coverage	2
Stock Price as of 3/1/2010 as a % of 52-week High	95%		
Stock Price as of 3/1/2010	$12.25	Total Public Float [3]	
Diluted Common Shares Outstanding [1]	13.0	% of Total Shares Outstanding	61.6%
Market Value of Equity	**$159.5**		
Add: Total Debt [2]	6.9	Institutional Holdings [3]	
Less: Cash [2]	2.0	% of Total Shares Outstanding	53.2%
Total Enterprise Value	**$164.4**	% of Total Public Float	86.3%

Wall Street Multiples [4]	LTM 12/31/09	NFY (6/30/10)	NFY+1 (6/30/11)
Revenue	$256.5	$267.0	$286.5
Adjusted EBITDA	$26.2	$25.6	$28.0
TEV / Revenue	0.6x	0.6x	0.6x
TEV / EBITDA	6.3x	6.4x	5.9x

Adjusted Multiples	LTM 12/31/09	NFY (6/30/10)	NFY+1 (6/30/11)
Revenue	$256.5	$268.0	$293.5
Adjusted EBITDA	$26.7	$27.9	$29.4
TEV / Revenue	0.6x	0.6x	0.6x
TEV / Adjusted EBITDA	6.2x	5.9x	5.6x

1. *Includes 12,454,016 shares outstanding and 567,898 options (calculated using the treasury stock method); excludes 47,465 restricted shares as of 12/31/09 as provided by Management.*
2. *As of 12/31/09 per Management. Total Debt excludes change in control payments of $5.6 million.*
3. *Excludes shares owned by Carlson Capital, L.P. and CBT Holdings, LLC.*
4. *Based on Company filings and consensus Wall Street estimates.*

Source: Capital IQ, Bloomberg and Management.

Equity Profile

Insider / Individual Holdings (as of 12/31/09)

Name	Shares [1]	% of Total
Adam Blumenfeld	265,658	2.1%
Jeff Davidowitz	134,600	1.1%
Wiliam H. Watkins Jr.	49,801	0.4%
Terrence M. Babilla	18,695	0.1%
John Pitts	6,281	0.1%
Tevis Martin	5,426	0.0%
Richard Ellman	4,598	0.0%
William M. Lockhart	2,304	0.0%
Other Executive Officers and Directors	3,426	0.0%
All Directors, Nominees and Executive Officers	**490,789**	**3.9%**

[1] Excludes shares underlying options (639,959 shares).
Source: Proxy dated 10/7/09.

Analyst Coverage

Firm Name	Recommendation	Date	Target Price
D.A. Davidson	Buy	2/4/2010	$16.00
JMP Securities	Market Outperform	2/4/2010	$14.00

Source: Bloomberg.

Top Five Shareholders (as of 12/31/09)

Name	Shares	% of Total
Carlson Capital, L.P.	2,709,600	21.7%
CBT Holdings, LLC	2,044,072	16.4%
Wellington Management Company L.L.P.	831,519	6.7%
Dimensional Fund Advisors LP	777,451	6.2%
Knowledge Investment Partners, LLC	499,700	4.0%
Total	**6,862,342**	**54.9%**

Source: Capital IQ.

Float Analysis (as of 3/1/10)

Float: 7.7 mm **Shares Out: 12.5 mm**

Average Trading Volume		% of Float	% of Shares Out
5-day Average:	33,154	*0.431%*	*0.265%*
30-day Average:	26,567	*0.345%*	*0.213%*
90-day Average:	33,174	*0.431%*	*0.265%*
180-day Average:	37,187	*0.483%*	*0.297%*

Source: Capital IQ.

Trading Statistics

1-Year Volume Traded Analysis[1]


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
16.4%
27.4%
7.2%
30.1%
18.9%

	$4.50 - $6.20	$6.21 - $7.90	$7.91 - $9.60	$9.61 - $11.30	$11.31 - $13.00
Cumulative	16.4%	43.8%	51.0%	81.1%	100.0%
Volume (millions)	1.5	2.51	0.66	2.76	1.73
% of Outstanding	12.0%	20.1%	5.3%	22.0%	13.8%

1-Year Trading Statistics[1]

Current Price as of 3/1/2010	$ 12.25
Common Shares Outstanding (millions)[2]	12.5
52-week High	$12.91
52-week Low	$4.53
Average Daily Volume (millions)	0.03

1. As of March 1, 2010.
2. As of 12/31/09 as provided by Management.

Source: Capital IQ.

1-Year Relative Stock Performance

Company vs. Selected Companies, S&P 500 Index & IWM Index


3/1/2009 to 3/1/2010:
Sport Supply Group: 109.0%
Sporting Goods Retail Companies[1]: 100.8%
Catalog / Specialty Distribution Companies[1]: 93.5%
IWM Index: 64.1%
S&P 500 Index: 51.8%
250.0%
225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
3/1/2009
4/1/2009
5/1/2009
6/1/2009
7/1/2009
8/1/2009
9/1/2009
10/1/2009
11/1/2009
12/1/2009
1/1/2010
2/1/2010
3/1/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution
IWM Index

[1] Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.

Source: Capital IQ.

5-Year Relative Stock Performance

Company vs. Selected Companies, S&P 500 Index & IWM Index



3/1/2005 to 3/1/2010:
Sport Supply Group: 4.3%
IWM Index: 1.0%
Sporting Goods Retail Companies[1]: 0.2%
S&P 500 Index: -7.8%
Catalog/ Specialty Distribution Companies[1]: -28.0%
Indexed Prices
350.0%
300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
3/1/2005
6/1/2005
9/1/2005
12/1/2005
3/1/2006
6/1/2006
9/1/2006
12/1/2006
3/1/2007
6/1/2007
9/1/2007
12/1/2007
3/1/2008
6/1/2008
9/1/2008
12/1/2008
3/1/2009
6/1/2009
9/1/2009
12/1/2009
3/1/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution
IWM Index
Sport Supply Group, Inc. (Prior to Acquisition)

[1] Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.
Source: Capital IQ.

Relative Stock Performance Post-Acquisition

Company vs. Selected Companies, S&P 500 Index & IWM Index


200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
Indexed Prices
11/14/2006 to 3/1/2010:
Sport Supply Group: 24.1%
IWM Index: -17.7%
S&P 500 Index: -19.9%
Sporting Goods Retail Companies[1]: -27.5%
Catalog / Specialty Distribution Companies[1]: -29.6%
11/14/2006
2/14/2007
5/14/2007
8/14/2007
11/14/2007
2/14/2008
5/14/2008
8/14/2008
11/14/2008
2/14/2009
5/14/2009
8/14/2009
11/14/2009
2/14/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution
IWM Index

[1] *Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.*
Source: Capital IQ.

Trading Data

Dividend Payment History

Dividend Payment History

Record Date	Payment Date	Amount Per Share	Record Date	Payment Date	Amount Per Share
01/12/10	01/29/10	$0.025	03/31/06	04/27/06	$0.025
10/12/09	10/30/09	$0.025	12/31/05	01/27/06	$0.025
07/10/09	07/31/09	$0.025	09/30/05	10/26/05	$0.025
04/10/09	04/30/09	$0.025	06/30/05	07/28/05	$0.025
01/19/09	01/30/09	$0.025	03/31/05	04/27/05	$0.025
10/13/08	10/31/08	$0.025	12/31/04	01/27/05	$0.025
07/11/08	07/30/08	$0.025	09/30/04	10/28/04	$0.025
04/11/08	04/30/08	$0.025	07/09/04	07/22/04	$0.025
01/11/08	01/31/08	$0.025	04/07/04	04/29/04	$0.025
10/11/07	10/30/07	$0.025	12/31/03	01/22/04	$0.025
07/09/07	07/30/07	$0.025	10/03/03	10/24/03	$0.025
04/09/07	04/30/07	$0.025	07/08/03	07/24/03	$0.025
12/29/06	01/26/07	$0.025	04/03/03	04/24/03	$0.020
09/29/06	10/30/06	$0.025	12/31/02	01/24/03	$0.020
06/30/06	07/28/06	$0.025	09/30/02	10/11/02	$0.020

Source: Bloomberg.

Financial Data

Selected Historical and Projected Financial Data

(dollars in millions)

	June 30, 2007	June 30, 2008	June 30, 2009	LTM Ended 12/31/2009	June 30, 2010E	June 30, 2011E	June 30, 2012E	June 30, 2013E	June 30, 2014E	CAGR[1] 5-yr
Reported Revenue	**$236.9**	**$251.4**	**$250.2**	**$256.5**	**$268.0**	**$293.5**	**$321.9**	**$338.0**	**$354.9**	**7.2%**
Revenue Growth %	*5.6%*	*6.1%*	*-0.5%*		*7.1%*	*9.5%*	*9.7%*	*5.0%*	*5.0%*	
Less: Cost of Goods Sold	153.3	160.3	160.6	164.5	171.6	187.1	204.4	214.8	225.5	
Gross Profit	$83.6	$91.1	$89.7	$92.0	$96.5	$106.3	$117.5	$123.2	$129.4	
Gross Margin %	*35.3%*	*36.2%*	*35.8%*	*35.9%*	*36.0%*	*36.2%*	*36.5%*	*36.5%*	*36.5%*	
Less: Selling, General & Administrative Expenses	70.9	71.4	68.7	70.5	74.1	79.9	83.6	87.9	92.3	
Add: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
EBITDA	**$16.2**	**$23.6**	**$23.8**	**$24.1**	**$25.0**	**$29.1**	**$36.8**	**$38.3**	**$40.0**	**11.0%**
EBITDA Margin %	*6.8%*	*9.4%*	*9.5%*	*9.4%*	*9.3%*	*9.9%*	*11.4%*	*11.3%*	*11.3%*	
Add: Total Adjustments[2]	0.3	0.7	0.5	2.6	3.0	0.4	(0.4)	0.0	0.0	
Adjusted EBITDA	**$16.4**	**$24.3**	**$24.3**	**$26.7**	**$27.9**	**$29.4**	**$36.4**	**$38.3**	**$40.0**	**10.5%**
EBITDA Margin %	*6.9%*	*9.7%*	*9.7%*	*10.4%*	*10.4%*	*10.0%*	*11.3%*	*11.3%*	*11.3%*	
Less: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
Adjusted EBIT	**$12.9**	**$20.4**	**$21.5**	**$24.0**	**$25.3**	**$26.8**	**$33.5**	**$35.4**	**$37.1**	**11.5%**
EBIT Margin %	*5.5%*	*8.1%*	*8.6%*	*9.4%*	*9.5%*	*9.1%*	*10.4%*	*10.5%*	*10.5%*	

Footnotes:

(1) CAGR refers to Compound Annual Growth Rate.

(2) Total Adjustments:

Stock Compensation (SFAS 123R)	$0.0	$0.5	$1.2	$2.0	$2.1	$1.0	$0.4	$0.0	$0.0
Executive Bonus*	0.0	0.0	0.0	(0.6)	(0.6)	(0.6)	(0.8)	0.0	0.0
Failed Acquisition Costs	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
Reversal of SG&A	0.0	0.0	(0.9)	(0.9)	0.0	0.0	0.0	0.0	0.0
Senlac Lease Expiration	0.3	0.3	0.3	0.3	0.3	0.0	0.0	0.0	0.0
CMR Contract Expiration	0.0	0.0	0.0	0.8	0.8	0.0	0.0	0.0	0.0
Discontinuation of Team Print	0.0	0.0	0.0	0.4	0.2	0.0	0.0	0.0	0.0
Amazon Credit	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
DOKS Adjustment	0.0	0.0	0.0	0.4	0.0	0.0	0.0	0.0	0.0
Total Adjustments	**$0.3**	**$0.7**	**$0.5**	**$2.6**	**$3.0**	**$0.4**	**($0.4)**	**$0.0**	**$0.0**

* Executive bonus adjustment in 2011E and 2012E assumed to grow with EBITDA prior to any adjustment for executive compensation.

Note: 2013E to 2014E are extrapolations based on management projections.

Sources: Historical information from public filings and Management. Projections for 2010E to 2012E provided by Management.

Selected Companies Data

Median EV[1] to LTM Adjusted EBITDA[2] Multiple


9.0x
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
8.2x
6.1x
Sporting Goods Retail
Catalog / Specialty Distribution

EV[1] to LTM Adjusted EBITDA[2] Multiple

	Sporting Goods Retail	Catalog / Specialty Distribution
Low	3.7x	4.6x
High	10.2x	7.2x
Median	8.2x	6.1x
Mean	7.6x	5.9x

Median EV[1] to LTM Free Cash Flow[3] Multiple


14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
10.9x
12.1x
Sporting Goods Retail
Catalog / Specialty Distribution

EV[1] to LTM Free Cash Flow[3] Multiple

	Sporting Goods Retail	Catalog / Specialty Distribution
Low	3.6x	3.4x
High	21.2x	17.4x
Median	10.9x	12.1x
Mean	11.5x	11.2x

Source: Public filings.

1. *Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.*
2. *Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.*
3. *Calculated as cash flow from operations less capital expenditures.*

Selected Companies Data (cont.)[1]

Sporting Goods Retail Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]	EV to FCF[9] LTM[6]
Dick's Sporting Goods Inc.	$24.72	$2,967.3	$3,000.7	8.4x	9.0x	8.1x	13.4x
Cabela's Inc.	$15.84	$1,073.6	$884.0	3.7x	4.0x	3.6x	3.6x
Hibbett Sports, Inc.	$23.53	$685.1	$660.6	10.2x	10.8x	9.6x	21.2x
Big 5 Sporting Goods Corp.	$15.77	$344.5	$404.9	7.6x	6.9x	6.3x	8.4x
Golfsmith International Holdings Inc.	$2.51	$40.7	$70.7	8.2x	4.9x	*NA*	10.9x
Low				3.7x	4.0x	3.6x	3.6x
High				10.2x	10.8x	9.6x	21.2x
Median				8.2x	6.9x	7.2x	10.9x
Mean				7.6x	7.1x	6.9x	11.5x
Sport Supply Group, Inc	$12.25	$159.5	$164.4	6.3x	6.4x	5.9x	6.0x

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.
[4] Based on closing prices as of March 1, 2010.
[5] Based on reported fully-diluted shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] NFY +1 refers to the fiscal year following NFY.
[9] FCF refers to free cash flow. Per Capital IQ, calculated as cash flow from operations less capital expenditures.
NA refers to not available.
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Companies Data (cont.)[1]

Catalog / Specialty Distribution Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]	EV to FCF[9] LTM[6]
School Specialty Inc.	$21.58	$408.3	$713.8	6.6x	6.5x	6.3x	17.4x
Insight Enterprises Inc.	$13.31	$617.7	$699.8	6.1x	5.0x	4.3x	8.1x
Systemax Inc.	$17.01	$629.8	$547.7	7.2x	NA	NA	16.1x
PC Mall Inc.	$4.83	$60.0	$96.1	4.6x	6.0x	4.6x	3.4x
Virco Manufacturing Corp.	$3.43	$48.8	$46.7	5.0x	NA	NA	36.9x *
Low				4.6x	5.0x	4.3x	3.4x
High				7.2x	6.5x	6.3x	17.4x
Median				6.1x	6.0x	4.6x	12.1x
Mean				5.9x	5.9x	5.1x	11.2x
Sport Supply Group, Inc	$12.25	$159.5	$164.4	6.3x	6.4x	5.9x	6.0x

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.
[4] Based on closing prices as of March 1, 2010.
[5] Based on reported fully-diluted shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] NFY +1 refers to the fiscal year following NFY.
[9] FCF refers to free cash flow. Per Capital IQ, calculated as cash flow from operations less capital expenditures.
*Excluded from high, low, mean and median data.
NA refers to not available.
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Transactions Data[1]

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value[2]	Transaction Value/ Revenue[3]	Transaction Value/ EBITDA[3]	EBITDA Margin %[3]
12/09/2009	12/09/2009	Oval Concepts S.A.	Advanced Sports, Inc.	NA	NA	NA	NA
01/15/2009	01/15/2009	ZuitSports, Inc.	K2 Inc.	NA	NA	NA	NA
10/13/2008	11/18/2008	Ashworth Inc.	Taylor Made Golf Company, Inc.	$74.0	0.38x	NA	NA
09/29/2008	11/05/2008	Skate Direct, LLC, CCS Business	Foot Locker, Inc.	$103.2	NA	NA	NA
Lehman Brothers Bankruptcy – September 15, 2008							
08/25/2008	11/12/2008	Skis Rossignol SA	Chartreuse & Mont Blanc	$147.8	0.30x	5.0x	6.0%
06/30/2008	06/30/2008	Technogym S.p.A.	Candover Investments plc	$1,573.7	2.60x	NA	NA
02/21/2008	04/17/2008	Bauer Hockey, Inc.	Kohlberg & Company, L.L.C.	$200.0	1.20x	NA	NA
11/26/2007	11/30/2007	Chick's Sporting Goods, Inc.	Dick's Sporting Goods, Inc.	$74.2	0.60x	NA	NA
11/15/2007	12/17/2007	Exeter Brands Group LLC, Starter Brand	Iconix Brand Group Inc.	$60.0	1.50x	NA	NA
10/30/2007	12/11/2007	Cleveland Golf Company, Inc.	SRI Sports Ltd.	$132.5	0.88x	NA	NA
10/23/2007	03/03/2008	Umbro Plc	Nike Inc.	$629.2	3.18x	14.1x	22.6%
06/28/2007	09/20/2007	Everlast Worldwide Inc.	Sports Direct International Plc	$165.3	3.05x	16.3x	18.8%
05/08/2007	06/22/2007	Elmec Sport SA	Homeric Department Stores Holdings S.A.	$316.6	1.31x	17.2x	7.6%
04/24/2007	08/09/2007	K2 Inc.	Jarden Corp.	$1,158.1	0.82x	9.4x	8.7%
04/10/2007	07/11/2007	Puma AG Rudolf Dassler Sport	Sapardis SA	$4,494.0	1.37x	8.1x	16.9%
11/13/2006	02/13/2007	Golf Galaxy, Inc.	Dick's Sporting Goods, Inc.	$213.5	0.90x	11.2x	8.0%
04/17/2006	08/02/2006	Russell Corp.	Fruit of The Loom, Inc.	$1,052.6	0.74x	6.9x	10.7%
02/07/2006	03/16/2006	Easton Sports, Inc.	Riddell Bell Holdings, Inc. (Fenway Partners, Inc.)	$400.0	1.68x	11.5x	14.7%
10/04/2005	11/01/2005	Fibre-Metal Products Company	Norcross Safety Products L.L.C.	$68.0	2.01x	9.8x	20.5%
08/02/2005	01/31/2006	Reebok International Ltd.	Adidas-Salomon AG	$3,851.0	1.00x	11.0x	9.1%
07/01/2005	07/01/2005	Sport Supply Group, Inc.	Collegiate Pacific, Inc.	$62.2	0.70x	NA	NA
09/30/2004	09/30/2004	Bell Sports Corporation	Fenway Partners, Inc.	$240.0	1.21x	10.6x	11.4%
07/07/2003	07/07/2003	Riddell Sports Group, Inc. (Lincolnshire Management Inc.)	Fenway Partners, Inc.	$149.4	1.47x	9.4x	15.6%
			Low	$60.0	0.30x	5.0x	6.0%
			High	4,494.0	3.18	17.2	22.6%
			Median	200.0	1.26	10.5	12.7%
			Mean	722.2	1.41	10.9	13.4%

[1] No transaction used in this analysis for comparative purposes is identical to the Transaction.
[2] Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement.
[3] Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
NA refers to not available.
Source: Capital IQ.

Implied Multiples Analysis

($ and shares in millions)

Illustrative Price Per Share	$	13.55
Shares Outstanding		12.5
Options		2.0
Total Shares[1]		14.5
Implied Equity Value	$	196.9
Plus: Total Debt[2]		6.9
Plus: Additional Liabilities (Net of Tax)[3]		0.8
Less: Cash[2]		(2.0)
Less: Cash from Options		(18.0)
Implied Enterprise Value	$	184.6
LTM 12/31/09 Adjusted EBITDA	$	26.7
FYE 6/30/10 Adjusted EBITDA		27.9
LTM 12/31/10 Adjusted EBITDA		28.5
Implied LTM 12/31/09 Adjusted EBITDA Multiple		6.9x
Implied FYE 6/30/10 Adjusted EBITDA Multiple		6.6x
Implied LTM 12/31/10 Adjusted EBITDA Multiple		6.5x
LTM 12/31/09 Adjusted Free Cash Flow	$	17.0
FYE 6/30/10 Adjusted Free Cash Flow		17.3
LTM 12/31/10 Adjusted Free Cash Flow		15.9
Implied LTM 12/31/09 Adjusted Free Cash Flow Multiple		10.9x
Implied FYE 6/30/10 Adjusted Free Cash Flow Multiple		10.7x
Implied LTM 12/31/10 Adjusted Free Cash Flow Multiple		11.6x

1. Based on 14,533,787 shares outstanding; includes common shares of 12,454,016, restricted shares of 47,465, and options of 2,032,307 as of 12/31/09, as provided by Management.
2. As of 12/31/09. Total Debt excludes change in control payments of $5.6 million.
3. Additional liabilities include remaining payments (net of tax) for Senlac Lease Expiration and CMR Contract Expiration.

Note: Adjusted free cash flow excludes the change in net working capital.

Source: Per Management.

Implied Premiums Statistics

Implied Premiums Statistics

Trading Period Prior to 03/02/2010	Average Closing Stock Price	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1 Day	$12.25	10.6%
5 Day	$12.23	10.8%
10 Day	$12.23	10.8%
1 Month	$12.18	11.3%
3 Month	$11.95	13.4%
6 Month	$11.13	21.8%
1 Year	$9.26	46.3%
52 Week High	$12.91	5.0%
52 Week Low	$4.53	199.1%

Source: Capital IQ.

Illustrative Sensitivity Analysis

Illustrative DCF Assumptions

Discount Rate – 12% - 14%

Gordon Growth Rate – 2.25% - 2.75%

Terminal Year Revenue Growth – 2.5%

Terminal Year EBITDA Margin – equal to 2014E EBITDA margin

Capital Expenditures

- Projections Provided to Onex (as a % of revenue)
  - 2010E – 2012E as provided by management
  - 2013E – 0.75%
  - 2014E – 0.75%
- Projections Provided to Bank Group
  - 2010E – $1.0mm
  - 2011E – $4.9mm
  - 2012E – 2014E - $0.9mm

Working Capital (as a % of revenue)

- 2010E – 2012E as provided by management
- 2013E – 13.75%
- 2014E – 14.0%

Illustrative DCF Calculations

Projections Provided to Onex [1]

	2007	2008	2009	LTM 12/31/09	2010E	2011E	2012E	2013E	2014E
Revenue Growth	5.6%	6.1%	-0.5%	1.1%	7.1%	9.5%	9.7%	5.0%	5.0%
Adj. EBITDA Margin	6.9%	9.7%	9.7%	10.4%	10.4%	10.0%	11.3%	11.3%	11.3%

2014E Revenue: $354.9mm

2014E EBITDA: $40.0mm

Calculated Range of Values

Discount Rate	Terminal Growth Rate: 2.25%	2.50%	2.75%
12.0%	**$14.55**	**$14.83**	**$15.11**
12.5%	**$13.90**	**$14.14**	**$14.40**
13.0%	**$13.30**	**$13.52**	**$13.75**
13.5%	**$12.75**	**$12.95**	**$13.16**
14.0%	**$12.28**	**$12.44**	**$12.63**

1. *2010E – 2012E per Management. 2013E – 2014E are extrapolations based on Management projections.*

Illustrative DCF Calculations (cont.)

Projections Provided to Bank Group [1]

	2007	2008	2009	LTM 12/31/09	2010E	2011E	2012E	2013E	2014E
Revenue Growth	5.6%	6.1%	-0.5%	1.1%	5.0%	0.0%	4.2%	4.7%	4.9%
Adj. EBITDA Margin	6.9%	9.7%	9.7%	10.4%	10.2%	10.3%	10.6%	11.0%	11.4%

2014E Revenue: $300.7mm ***2014E EBITDA: $34.3mm***

Calculated Range of Values

		Terminal Growth Rate		
		2.25%	2.50%	2.75%
Discount Rate	12.0%	$13.68	$13.94	$14.21
	12.5%	$13.06	$13.29	$13.54
	13.0%	$12.50	$12.70	$12.92
	13.5%	$11.98	$12.17	$12.37
	14.0%	$11.51	$11.68	$11.86

1. *Represents projections presented in the Onex Bank Presentation.*

Appendix

Historical Transaction Multiples

- Screening Criteria:
  - Date – 2002 to 2/23/2010
  - Enterprise Value – $150mm to $250mm
  - EV / EBITDA Multiple – 0.0x to 30.0x
  - Excludes information technology and media transactions

Median EV/EBITDA Multiples

All Transactions


12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
9.2x
6.6x
2002 to Lehman Bankruptcy
Post Lehman Bankruptcy

8%-12% EBITDA Margins


12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
10.7x
7.4x
2002 to Lehman Bankruptcy
Post Lehman Bankruptcy

Source: Capital IQ.
Note: Lehman filed for bankruptcy on September 15, 2008.

Appendix

Selected Commentary from Wall Street Analysts

Kristine Koerber – JMP Securities (February 4, 2010)

Review of Q2

"The company reported a net sales increase of 4.4% to $55.5 million for its December quarter. Road sales rose 10.5% to $29.7 million, offsetting weakness in the company's catalog business, which declined 1.8% to $25.8 million…the Company is still experiencing weakness in its key markets, Florida and California, due to the macro-environment…elementary continues to be an area of strength, up more than 20%, supported by funds related to the fight against childhood obesity."

EPS beat, lifting our estimates and price target from $12 to $14; reiterate our Market Outperform

"Our new price target reflects a slightly higher P/E of ~12x (was ~11x) and is in line with its growth rate, which we believe is reasonable given management's solid execution. We continue to recommend purchase of RBI shares, as we believe the company has done a good job of executing through a challenging environment by growing sales and earnings, taking market share and deleveraging its balance sheet."

Fine-tuning our outlook

"We estimate FY10 revenues of nearly $266 million, up 6% resulting in EPS growth of 16% year over year. We project revenues to grow to $285 million for FY11…deepening its relationships with U.S. Communities and Focused Fitness will be a focus for the company going forward and should help it to broaden its customer base to include new schools and youth athletic groups."

Reed Anderson – D.A. Davidson (February 4, 2010)

Another solid quarter

"EPS of $0.07 were $0.03 above our estimate due to better-than-expected sales and margins. Total sales of $55.5 million, up 4.4% year-over-year, were helped by strength in the Road Sales Group which grew 10.5% in the quarter…we note F2Q10 (December) is a seasonally weak quarter for RBI, especially in the Catalog group."

Well positioned for growth

"The company ended the quarter with net debt of only $4.9 million and should be debt free by the end of FY10; free cash flow improved from [negative] $3.0 million to [positive] $13.6 million in F1H10. RBI's multi-channel model is a competitive advantage, in our view, versus smaller, regional operators. Moreover, the company has consistently invested in technology creating a substantially scalable platform that will be further leveraged by both organic growth and future acquisitions, we believe."

Raising estimates and target; maintain Buy

"We are increasing our FY10 EPS estimate from $0.98 to $1.00 to reflect the upside in the F2Q. Our FY11 EPS estimate goes from $1.10 to $1.16 due to higher sales and margin assumptions which is also causing to lift our price target from $15 to $16 based on 13x – 14x FY11 EPS."

Preliminary February Results

Preliminary February Sales Variance Analysis [1]

($ in millions)


Total Variance: ($285.4K)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$13.0
$12.0
$4.4
$5.1
Catalog*
DOKS
2009
2010

1. Catalog represents results through 2/25/10. DOKS represents results through 2/23/10.

* 2009 results excludes a one-time order of $350K.

Source: Management

Selected Q3 and Q4 FY 2010 Projections

Revenue

($ in millions)


$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$68.9
$66.1
$68.2
$64.5
$70.0
$65.0
D.A. Davidson
JMP Securities
SSG
Q3
Q4

EBITDA

($ in millions)


$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$7.6
$5.9
NA
NA
$7.6
$5.5
D.A. Davidson
JMP Securities
SSG
Q3
Q4

Source: Wall Street research and Management.

Bridge Analysis

FY 2011E Revenue Bridge


($ in millions)
Catalog Division - $7.7mm
$17.8mm
$300
$295
$290
$285
$280
$275
$270
$265
$260
$268.0
($2.0)
$3.0
$2.3
$2.2
$1.8
$0.4
$12.1
$5.7
$293.5
FY 2010 Revenue
Afghan
U.S. Communities
Outbound Schools Telesales Team
Internet
Obesity Prevention Funding
Other
Red Rover
Core
FY 2011 Revenue

Source: Management.

Bridge Analysis (cont.)

FY 2011E EBITDA Bridge


($ in millions)
$40
$35
$30
$25
$20
$15
$10.3
$0.2
$4.4
$1.2
$2.3
$2.2
$25.0
($0.8)
($1.3)
($3.6)
($0.6)
($0.1)
($0.0)
$0.2
$29.1
FY 2010 EBITDA
Gross Profit
Core Salary
Core Other SG&A
Red Rover SG&A
Facility Consolidation
Team Print SG&A
Other SG&A
Depreciation
FY 2011 EBITDA
Core Catalog
Core DOKS
U.S. Communities
Red Rover
CMR Freight Savings

Source: Management.